PROTEL, INC.

                          EXCLUSIVE RESELLER AGREEMENT

         This Agreement dated this 24th day of July, 2001 is entered into between PROTEL, INC. (hereinafter referred to as PROTEL), a Florida Corporation, having its principal place of business at 4150 Kidron Road, Lakeland, Florida 33811, and PHONE1 Inc. (hereinafter referrred to as PHONE1), a wholly owned subsidiary of Globatron Corporation, a Florida Corporation, having its principal place of business at 100 North Biscayne Blvd., 25th Floor, Miami, Florida 33132.

                                    RECITALS

         WHEREAS, PROTEL is engaged in the design, development, manufacture, assembly and sale of public telephone equipment, including: intelligent electronic assemblies, electronic chassis, payphone housings, payphone related hardware accessories, special parts and replacement parts, software, firmware and programming for such telephones; and

         WHEREAS, PHONE1 is engaged in providing end-user direct dialed coin international long distance calls from public telephones, hereinafter referred to as SERVICES; and

         Whereas, the parties desire to enter into an exclusive relationship for PHONE1's purchase, use, and distribution of CUSTOM PRODUCT in connection with SERVICES;

         NOW THEREFORE, in consideration of the mutual covenants contained herein, the parties agree as follows:

                            SECTION I. - DEFINITIONS

         CUSTOM PRODUCT - For the purposes of this Agreement, CUSTOM PRODUCT is an EPROM and/or a proprietary electronic device that incorporates the use of flash memory, hereinafter referred to as a FLASH KEY, that allows firmware to be downloaded to a PROTEL electronic chassis. The EPROM contains CUSTOM FIRMWARE that functions as defined in Section III (FUNCTIONS OF CUSTOM PRODUCT) of this Agreement. The FLASH KEY, when installed on a PROTEL intelligent electronic telephone chassis, will allow the CUSTOM FIRMWARE to be downloaded from a download file via PROTEL's management systems to the intelligent chassis. Both the EPROM and FLASH KEY require CUSTOM SOFTWARE in PROTEL's management systems to operate to the CUSTOM PRODUCT's specifications.



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

PROTEL, INC.

         FIRMWARE - The programs, data routines, and the like, embodied in hardware that are accessible for loading via an EPROM or download file activated by a FLASH KEY.

         SOFTWARE - The programs, data routines, and the like, that guide the functioning of a processor, including Object Code and Source Code.

         INVENTORY - For the purpose as stated in Subsection C. of SECTION IV (DEFINITION OF EXCLUSIVITY), INVENTORY shall mean the combined total count of:
CUSTOM PRODUCT, including EPROMs to which CUSTOM SOFTWARE and/or CUSTOM FIRMWARE will be loaded;; and FLASH KEYS, that are: physically stored at PHONE1 for resale; at PROTEL awaiting shipment to PHONE1; and in transit to PROTEL from the manufacturer of the EPROM or FLASH KEYS specifically purchased by PROTEL for PHONE1 from its third party manufacturer.

         ANSWER DETECTION - A method of determining when a called telephone line answers.

         LOOP REVERSAL - A method of detecting by an originating telephone that a called telephone has gone off-hook. Line voltage in the backward direction is reversed (also referred to as reverse battery supervision).

         COMPETITOR - A competitor of PROTEL is defined as any company or individual engaged in the sale , design, development, manufacturer, and assembly of intelligent electronic assemblies, including software and firmware, for use in public payphone equipment; and/or any company or individual engaged in the sale, design, development, manufacturer, and assembly of payphone housings, payphone related hardware, special payphone components and replacement parts that have a material effect on the sales and profitability of PROTEL.

         MARKET - Those companies collectively in the MARKET which can be categorized as being in a particular group as designated by RBOC, ITOC, IPP, CLEC IXC, EQUIPMENT SUPPLIER, GOVERNMENT AGENCY (hereinafter referred to as MARKET SEGMENT).

         RBOC or REGIONAL BELL OPERATING COMPANIES - Those companies that include the Regional Bell Operating Companies and any successor companies including any


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PROTEL, INC.


subsidiaries, affiliates and spin-off derivatives that are formed as a result of implementation of the 1996 Telecommunications Act or any other federal or state regulation (hereinafter referred to as RBOC).

         ITOC or INDEPENDENT TELEPHONE OPERATING COMPANIES - Those companies and any successor companies that are franchised telephone operating companies, excluding RBOC, that provide local telephone services including any subsidiaries, affiliates and spin-off derivatives that are formed as a result of implementation of the 1996 Telecommunications Act or any other federal or state regulation (hereinafter referred to as ITOC).

         IPP or INDEPENDENT PAYPHONE PROVIDER - Those companies that own, operate or manage payphone equipment intended for public use and do not specifically fall into the categories of RBOC, ITOC, IXC, LEC or GOVERNMENT AGENCY (hereinafter referred to as IPP).

         LEC or LOCAL EXCHANGE COMPANY - Those companies, excluding RBOC and ITOC, who have obtained operating authority to provide local telephone service (hereinafter referred to as LEC).

         EQUIPMENT SUPPLIER - Those companies that provide pay telephone equipment to those companies that provide pay telephone services (hereinafter referred to as EQUIPMENT SUPPLIER). Non-exclusive examples of an EQUIPMENT SUPPLIERS is a manufacturer, refurbisher, distributor, dealer, or value-added reseller VAR).

         IXC or INTEREXCHANGE CARRIER - Those companies whose primary business is the provision of Inter-exchange Telephone Service (hereinafter referred to as IXC).

                              SECTION II. - SCOPE

         A. Subject to the terms and conditions set forth in this Agreement, PROTEL appoints PHONE1 as an EXCLUSIVE RESELLER for the solicitation of orders and the sale and distribution of CUSTOM PRODUCT to the MARKET SEGMENTS specified in EXHIBIT D of this Agreement in: (1) the United States; (2) Canada; and (3) any other geography mutually agreed upon in writing by both parties as an amendment made part of this Agreement (hereinafter collectively referred to as TERRITORY). It is understood that PHONE1 may purchase the CUSTOM PRODUCT for its own use.


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

PROTEL, INC


         B. Subject to the terms and conditions set forth in this Agreement, PROTEL grants an exclusive license to PHONE1 to use PROTEL's proprietary ANSWER DETECTION (utilizing a single and/or dual tone, with or without LOOP DETECTION) that is specific to the CUSTOM PRODUCT for use only with a PROTEL electronic chassis.

         C. PHONE1 agrees to pay PROTEL a total of ten thousand dollars ($10,000) for appointment as an exclusive reseller of CUSTOM PRODUCT.

         D. PROTEL grants to PHONE1 the right to display in the conduct of its duties, and only during the duration of this Agreement, the various trademarks, service marks and other word and design marks that PROTEL uses in connection with CUSTOM PRODUCT.

         E. With the consent of PHONE1, PROTEL may conduct sales activities to PHONE1 customers for PROTEL telephone equipment that incorporates CUSTOM PRODUCT in the MARKET SEGMENTS and TERRITORY. Sales for telephone equipment that incorporates CUSTOM PRODUCT shall not be conducted to manufacturers, refurbishers, dealers, distributors, and value added resellers (VAR), hereinafter referred to as EQUIPMENT SUPPLIER.

         F. PROTEL may, at its discretion, conduct sales activity and sell any PROTEL products on a direct basis for its own accounts in all MARKET SEGMENTS and TERRITORIES not incorporating the CUSTOM PRODUCT without any obligation to PHONE1.

         G. All rights related to the sales and marketing of PROTEL product not specifically granted PHONE1 under the terms of this Agreement are the exclusive rights of PROTEL.

                   SECTION III. - FUNCTIONS OF CUSTOM PRODUCT

         A. PROTEL agrees to provide CUSTOM PRODUCT to PHONE1 that activates CUSTOM FIRMWARE and/or CUSTOM SOFTWARE written to the specifications of PHONE1 that specifically provides for the following:

         1. CUSTOM PRODUCT shall allow SERVICES from public payphones that provide for rating calls to a minimum of one-hundred and sixty-eight (168) countries with a maximum of three specific city codes per country and a maximum of two different variable called party types.

         2. CUSTOM PRODUCT shall function in PROTEL's 2000, 6000, 7000, 9000, 4000 and 8000 Series. PROTEL will evaluate whether PROTEL's 310 Series has the capability to incorporate:


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


PROTEL, INC.


(1) the CUSTOM PRODUCT's FIRMWARE and /or SOFTWARE as described in Subsections
A.1 and A.3 of this Section; (2) PROTEL's electronic chassis: and/or (3) telephones designed to operate from EPROM or FLASH memory devices to determine functionality of CUSTOM PRODUCT in PROTEL's 310 Series. Future PROTEL intelligent electronic chassis products designed to replace or obsolete PROTEL's 2000, 6000, 7000, 9000, 4000, 8000 and 310 Series products shall provide the capability to incorporate the CUSTOM PRODUCT.

         3. CUSTOM PRODUCT shall function as described in Subsections A.1 and
A.2 of this Section for direct dialed calls originating from payphones located within a country in the TERRITORY to a destination outside of the country.

         B. PHONE1 agrees and acknowledges that PROTEL has exclusive rights to a proprietary method of ANSWER DETECTION that PROTEL incorporates into PROTEL telephone equipment, including PROTEL product used with CUSTOM PRODUCT. The proprietary method of ANSWER DETECTION includes in some (but not limited to) applications utilizing single and/or dual tones, with or without the presence of LOOP REVERSAL, between the range of 250 Hertz and 2,600 Hertz.

                    SECTION IV. - DEFINITIONS OF EXCLUSIVITY

         A. PHONE1 is granted exclusive rights to use PROTEL's proprietary ANSWER DETECTION only as it applies to CUSTOM PRODUCT.

         B. PHONE1 is granted exclusive rights to sell, distribute, and market the CUSTOM PRODUCT to MARKET SEGMENTS identified in EXHIBIT D. If an opportunity arises with an RBOC or LEC, PHONE1 shall involve PROTEL in the marketing efforts to distribute the CUSTOM PRODUCT to such potential customers.

         C. PHONE1 is granted a non-exclusive licensee to use PROTEL's ExpressNet () and/or Panorama() payphone management systems solely in connection with the sale and distribution of CUSTOM PRODUCT.

         D. If PHONE1 fails to maintain a minimum INVENTORY of five-thousand (5,000) CUSTOM PRODUCTS, PROTEL retains the right to sell CUSTOM PRODUCT directly to MARKET SEGMENTS identified in EXHIBIT D without further agreement of PHONE1.


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



PROTEL, INC.

                    SECTION V. - RELATIONSHIP OF THE PARTIES

         The relationship between PROTEL and PHONE1 shall be solely that of an independent contractor. PHONE 1 shall in no way act as, or represent that it has the authority to act as, an agent or legal representative of PROTEL for any purpose whatsoever. Neither shall PROTEL act as, or represent that it has the authority to act as, an agent or legal representative of HONE1 for any purpose whatsoever.

                               SECTION VI. - TERM

         Except as provided in Section XX (TERMINATION), this Agreement shall continue in force and govern all relations and transactions between the parties for a period of ten (10) years commencing on 7/24/01. Thereafter, this Agreement shall, upon each of the Parties giving the other party written notice of intent to renew within six (6) months of the end of the ten (10) year period, be renewed for an additional period of time as mutually agreed upon by both Parties on the same terms and conditions. Absent such agreement to renew, this Agreement will expire.

                     SECTION VII. - OBLIGATIONS OF RESELLER

         A. PHONE1 agrees to promise PROTEL telephone equipment and to encourage and develop sales for PROTEL equipment, but is not obligated to do so.

         B. PHONE1 agrees at all times to perform in accordance with all PROTEL payment terms.

         C. PHONE1 agrees not to pursue or solicit the sale of CUSTOM PRODUCT to any account outside of the PHONE1's assigned TERRITORY, without prior written consent of PROTEL.

         D. PHONE1 agrees not to pursue or solicit the sale of CUSTOM PRODUCT outside of the MARKET SEGMENTS without prior written consent of PROTEL.

         E. PHONE1 agrees to follow guidelines described in EXHIBIT E for any advertising copy, technical support materials or other media displaying CUSTOM PRODUCT, PROTEL trade names, or PROTEL trademarks.

         F. PHONE1 agrees not to commit PROTEL to engineering design changes without prior approval in writing from PROTEL.


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

         G. PHONE1 agrees to notify PROTEL if any portion of the company is acquired or is now held by a COMPETITOR of PROTEL. PHONE1 shall have no duty to notify PROTEL of any transfers of ownership to any person(s) who is/are an officer, director, or employee of the company except as that officer, director or employee is an officer, director or employee of a COMPETITOR of PROTEL.

         H. PHONE1 agrees that PROTEL retains title to all proprietary rights for the CUSTOM PRODUCT, including all copyrights, and PROTEL acknowledges that PROTEL owns the intellectual property rights incorporation in the CUSTOM PRODUCT free and clear of any third parties, or has a license to use intellectual property rights incorporated in the CUSTOM PRODUCT.

         I. PHONE1 agrees not to copy, duplicate or otherwise reproduce the CUSTOM FIRMWARE and/or CUSTOM SOFTWARE contained in the CUSTOM PRODUCT.

         J. PHONE1 will not make any modifications to or create any derivatives of the CUSTOM FIRMWARE and/or CUSTOM SOFTWARE contained in the CUSTOM PRODUCT.

         K. PHONE1 will submit a Purchase Order to PROTEL for an initial quantity of twenty-thousand (20,000) CUSTOM PRODUCTS and furthermore agrees to maintain a minimum combined total INVENTORY of five thousand (5,000) CUSTOM PRODUCTS. Thereafter, PHONE1 agrees that the minimum order for CUSTOM PRODUCTS on all future orders will be for five-thousand (5,000) CUSTOM PRODUCTS.

         L. PHONE1 agrees to make a reasonable effort to prevent fraudulent use of the CUSTOM PRODUCT by having in place a process to verify that an authorized CUSTOM PRODUCT (with installed CUSTOM FIRMWARE and/or CUSTOM SOFTWARE) was supplied to a customer under contract with PHONE1 for SERVICES with an assigned Answer Number Identification (ANI) and Personal Identification Number (PIN) in PHONE1's database created for this business opportunity.

         M. PHONE1 agrees to immediately advise PROTEL of any unauthorized copying of the CUSTOM PRODUCT that comes to PHONE1's attention.

         N. PHONE1 agrees to provide acceptance in writing to PROTEL of the FIRMWARE and/or SOFTWARE incorporated in the CUSTOM PRODUCT prior to the shipment of CUSTOM PRODUCT. PROTEL will not be responsible for any delays in shipping CUSTOM PRODUCT caused by PHONE1's failure to advise PROTEL of their acceptance.


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


                     SECTION VIII. - OBLIGATIONS OF PROTEL

         A. PROTEL agrees to sell CUSTOM PRODUCT to PHONE1 at prices, terms and conditions as provided for in this Agreement.

         B. PROTEL agrees to promote CUSTOM PRODUCT and its affiliation with PHONE1 with the prior written consent of PHONE1. Such consent shall not be unreasonably withheld and any specific reason for withholding such consent shall be provided in writing by PHONE1.

         C. PROTEL agrees to promote SERVICES of PHONE1 with the prior written consent of PHONE1. Such consent shall not be unreasonably withheld and any specific reason for withholding such consent shall be provided in writing by PHONE1.

         D. PROTEL agrees to provide technical assistance during normal PROTEL business hours by telephone to companies purchasing CUSTOM PRODUCT from PHONE1 in accordance with the pricing, terms and conditions stated in EXHIBIT H of this Agreement.

         E. PROTEL agrees to promptly advise PHONE1 of any unauthorized copying of the CUSTOM PRODUCT that comes to PROTEL's attention.

         F. PROTEL shall immediately notify PHONE1 of PROTEL's (i) commencing any voluntary case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to PROTEL, or seeking to adjudicate PROTEL a bankrupt or insolvent, or seeking adjustment, liquidation, dissolution composition or other relief with respect to PROTEL or PROTEL's debt's, or (ii) there shall be commenced against PROTEL any involuntary case, proceeding or other action of a nature referred to in clause (i).

                   SECTION IX. - TERMS AND CONDITIONS OF SALE

         A. Subject to Subsection C. of this Section, the purchase price paid by PHONE1 shall be the price as stated in EXHIBIT A (CUSTOM PRODUCT PRICING).

         B. Purchase orders which in any way conflict with the terms and conditions of this Agreement will be rejected by PROTEL unless accepted in writing. Revisions of purchase orders will be rejected by PROTEL unless accepted in writing.


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


         C. PROTEL may change any price list at any time provided however:

                  (1) PROTEL will give notice of any price increase for CUSTOM PRODUCT subject to Subsection A. of this Section at least sixty (60) days prior to the effective date of the increase. PHONE1 has the right to place orders for CUSTOM PRODUCT from the date of announcement to the effective date of the increase provided the quantity of the CUSTOM PRODUCT ordered is consistent with prior orders plced by PHONE1 over the preceding six (6) months. Prices for orders on hand at the time of a price increase announcement will be honored provided the scheduled shipping date is not more than ninety (90) days beyond the date of announcement;

                  (2) PROTEL is limited to one increase in price for CUSTOM PRODUCT for each twelve (12) month period following the effective date of this Agreement, however, additional increases in price for CUSTOM PRODUCT may be submitted to PHONE1 provided the increases are a direct result of increased raw material and/or manufacturing costs, which shall be properly documented, and

                  (3) any increases in the price for CUSTOM PRODUCT equal to or greater than ten (10) percent from the current price must be a direct result of increased raw material and/or manufacturing costs, which shall be propertly documented.

         D. All CUSTOM PRODUCT shall be shipped F.O.B. point of shipment unless specifically agreed to in writing by PROTEL, and title and risk of loss shall pass to PHONE1 upon receipt by carrier at F.O.B. point. PHONE1 shall pay all freight and insurance charges and any applicable sales, use or similar tax. If any such charges or taxes are not included with the invoice, they will be subsequently billed to the PHONE1 who agrees to pay such additional charges upon receipt of invoice.

         E. Terms of payment are Net thirty (30) days (herein defined as the PAYMENT PERIOD) on any open account credit limits established by PROTEL from the date of shipment of CUSTOM PRODUCT by PROTEL, unless otherwise specified by PROTEL in writing. In the event payment is not received within the PAYMENT PERIOD, any unpaid balance shall commence to bear interest at the rate of Fifteen Percent (15%) per annum, accrued monthly, from the thirty-first day
(31st) day after date of shipment of CUSTOM PRODUCT.

         F. All delivery indications, including but not limited to confirmed shipping dates, are estimated. PROTEL shall not be liable for any costs or losses incurred by PHONE1 as a result of PROTEL's inability to deliver CUSTOM PRODUCT in accordance with confirmed delivery dates. PROTEL shall not be liable for the cost of premium transportation as a result of PROTEL's inability to deliver CUSTOM PRODUCT in accordance with confirmed delivery dates.

         G. PROTEL reserves the right to allocate raw materials and production of any CUSTOM PRODUCT if such allocation becomes necessary in its judgment.

         H. PHONE1, at any time prior to shipment of the CUSTOM PRODUCT may cancel an order by giving notice in writing to PROTEL. PROTEL shall use its best efforts to re-deploy and/or return CUSTOM PRODUCT to the vendor including raw materials in the best commercial interests of PHONE1. PHONE1 will be liable for those raw materials and CUSTOM PRODUCT that PROTEL is unable to re-deploy or return for credit. The cost to PHONE1 of such cancellation shall be the cost of raw materials, overhead, and loss of profits to date of cancellation and costs of liquidation.

                     SECTION X. - SOFTWARE PRODUCT LICENSE

         It is expressly agreed and understood by PHONE1 that all PROTEL supplied software and firmware is subject to the provisions of the PROTEL Nonexclusive Computer and Products License Agreement, a copy of which is attached hereto as EXHIBIT G, and made a part hereof for all purposes.

                     SECTION XI. - CONFIDENTIAL INFORMATION

         It is expressly agreed and understood by the parties that in order for them to properly carry out their obligations and duties contained in this Agreement it may become necessary during the term of this Agreement for the parties to disclose to each other certain technology and other information relating to their respective businesses which is of a confidential nature. Consequently, the parties acknowledge the confidential nature of the technical knowledge and business information they may receive from each each other and agree, to the extent that such information constitutes a trade secret under the Uniform Trade Secrets Act, not to disclose any of such technology or business information to unauthorized parties and to take all necessary and appropriate steps to insure that the confidentiality of said technology and business information will be maintained. Confidential information disclosed among the parties in writing shall be clearly marked by the parties as being "confidential". Confidential information disclosed verbally by the parties will be confirmed in writing by the disclosing party within thirty (30) days of disclosure. Except as is necessary to carry out the terms and obligations of this Agreement or to comply with an order of a court, the parties, and their employees will not, during or after the term of this Agreement, directly or indirectly divulge to anyone other than the disclosing party, and shall not, except as authorized by the disclosing party in writing, make use of any information or knowledge relating in any manner to the technology or to the disclosing party's business, which information or knowledge the receiving party and its employees shall have obtained during the terms of this Agreement and which is of a secret or confidential nature. In the event that either party is required to produce confidential information by order of a court, the party shall give prompt notice to the other party to provide the other party with an opportunity to the oppose the order. Upon termination of this Agreement, the parties agree that all firmware, software, documents, records or other repositories of any nature containing information regarding the confidential technology or other matters relating to the other party's business then in its possession will be returned to the other party. In the event of a breach or threatened breach by the receiving party, its employees, agents, independent contractors, representatives, successors or assigns of this provision, the disclosing party shall be entitled, in addition to all other rights or remedies, to injunctive relief restraining such breach, without being required to show any actual damage or to post any bond or other security, and/or to a decree for specific performance of this provision.

                           SECTION XII. - WARRANTIES

         PROTEL warrants that its CUSTOM PRODUCT sold hereunder will, at time of shipment, and for the duration specified in EXHIBIT F, be free from defects in materials and workmanship and will confirm in all material respects to PROTEL's applicable specifications. PROTEL's obligation under this warranty is limited to the repair or replacement, at PROTEL's option, of non-conforming CUSTOM PRODUCT. PROTEL's obligation under this warranty will not apply to CUSTOM PRODUCT damage, failure or non-conformance arising from unauthorized modifications or repair, improper installation, use, maintenance and negligence. CUSTOM PRODUCT may be returned only after PHONE1 obtains an authorization number (CRN) and prepays all freight and insurance charges to return such CUSTOM PRODUCT to PROTEL's designated repair facility. Returned CUSTOM PRODUCT must be packaged to insure safe shipment. PROTEL will deliver replacements for defective and non-conforming CUSTOM PRODUCT to PHONE1 at the destination provided for in the original purchase order. CUSTOM PRODUCT returned to PROTEL under this warranty shall become the property of PROTEL.


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



         THE FOREGOING WARRANTIES ARE IN LIEU OF AL OTHER WARRANTIES, WHETHER ORAL, WRITTEN, EXPRESSED, IMPLIED OR STATUTORY. IMPLIED WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE SHALL NOT APPLY. PROTEL'S WARRANTY OBLIGATIONS AND PHONE1'S REMEDIES HEREUNDER ARE SOLELY AND EXCLUSIVELY AS STATED HEREIN.

         No representation or warranty, expres or implied, made by PROTEL, sales agent or other agent or representative of PROTEL which is not specifically set forth herein shall be binding upon PROTEL. PROTEL SHALL NOT BE LIABLE FOR ANY INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES OF ANY KIND DIRECTLY OR INDIRECTLY ARISING FROM THE SALE, INSTALLATION, MANUFACTURE OR USE OF THE PRODUCT OR FROM ANY OTHER CAUSE.

                        SECTION XIII. - PATENT INDEMNITY

         Original firmware is defined as firmware embodied in the EPROM and/or FLASH KEY of the CUSTOM PRODUCT prior to addition of code in the firmware necessary to effect PHONE1'w specification for the CUSTOM PRODUCT purchased from PROTEL.

         In the event of a claim against PHONE1 where charges that the original firmware infringes a United States' patent subsisting when the CUSTOM PRODUCT was shipped, PROTEL shall, at its sole option, procure for PHONE1 the right to use the original firmware; or replace the CUSTOM PRODUCT with non-infringing original firmware; or modify the CUSTOM PRODUCT's original firmware to be non-infringing; or remove the CUSTOM PRODUCT and refund the purchase price, less depreciation, at the rate of fifteen percent (15%) per year.

         PROTEL shall defend at its own expense, all suits instituted against PHONE1 insofar as same are based upon any claim that PHONE1's operation of the original firmware included in the CUSTOM PRODUCT, or any part thereof, is an infringement of a United States' patent under the proviso that: (a) PROTEL be notified in writing, by PHONE1 promptly upon assertion of claim; (b) PROTEL is given the authority by PHONE1 to assume full and exclusive control of the defense and settlement of the claim or suit; and (c) PHONE1 provides all information and assistance to PROTEL, at PHONE1's expense, as is reasonably necessary for the defense of the claim or suit.

         THE FOREGOING STATES PROTEL'S ENTIRE LIABILITY FOR CLAIMS OF PATENT INFRINGEMENT. PROTEL shall have no liability whatsoever if the claim of infringement arises out of PROTEL's compliance with PHONE1's specifications. PROTEL shall have no liability whatsoever if a claim of infringement is based upon PHONE1's use of the CUSTOM PRODUCT as part of a patented combination where the other elements of the combination are not supplied by PROTEL, or in the practice of a patented process not encompassed in PROTEL supplied CUSTOM PRODUCT.

                     SECTION XIV. - LIMITATIONS OF REMEDIES

         A. PROTEL'S LIABILITY FOR DAMAGES TO PHONE1 FOR ANY CAUSE WHATSOEVER, AND REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT, INCLUDING NEGLIGENCE, SHALL BE LIMITED TO THE AMOUNT (INCLUDING PURCHASE PRICE, TAXES, INSURANCE, FREIGHT AND OTHER COSTS) ACTUALLY PAID BY PHONE1 TO PROTEL IN CONNECTION WITH THE PURCHASE OF PRODUCT BY PHONE1 WHICH WAS FAULTY OR DEFECTIVE.

         B. IN NO EVENT WILL PROTEL BE LIABLE FOR ANY DAMAGES CAUSED BY PHONE1'S FAILURE TO PERFORM PHONE1'S RESPONSIBILITIES, OR FOR ANY LOST PROFITS OR SAVINGS OR OTHER CONSEQUENTIAL DAMAGES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT INCLUDING NEGLIGENCE, EVEN IF PROTEL HAS BEEN ADVISED OF THE POSSIBILITIES OF SUCH DAMAGES, OR FOR ANY CLAIM AGAINST PHONE1 BY ANY OTHER PARTY. NOR WILL PROTEL BE LIABLE FOR ANY LOSS OF FUNDS CONTAINED IN, DISPENSED BY OR ASSOCIATED WITH ANY PRODUCT.

         C. IN NO EVENT WILL PHONE1 BE LIABLE FOR ANY DAMAGES CAUSED BY PROTEL'S FAILURE TO PERFORM PROTEL'S RESPONSIBILITIES, OR FOR ANY LOST PROFITS OR SAVINGS OR OTHER CONSEQUENTIAL DAMAGES, REGARDLESS OF THE FORM OF ACTION, WHETHER IN CONTRACT OR IN TORT INCLUDING NEGLIGENCE, EVEN IF PROTEL HAS BEEN ADVISED OF THE POSSIBILITIES OF SUCH DAMAGES, OR FOR ANY CLAIM AGAINST PROTEL BY ANY OTHER PARTY, NOR WILL PHONE1 BE LIABLE FOR ANY LOSS OF FUNDS CONTAINED IN, DISPENSED BY OR ASSOCIATED WITH ANY PRODUCT.

         D. PHONE1 SHALL HAVE NO ACTUAL OR IMPLIED AUTHORITY TO BIND PROTEL IN ANY TRANSACTION, UNLESS PREVIOUSLY APPROVED IN WRITING BY AN AUTHORIZED OFFICER OF PROTEL.


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


                             SECTION XV. - NOTICES

         Any notice that may be required under this Agreement shall be either in writing or telegraphic. Any written notice shall be sent by fax, FedEx, registered mail, or certified mail, postage prepaid, return receipt requested. Telegraphic notices must be followed within three (3) days by written notice of an authorized agent. All such notices are considered given when such notices are properly addressed and received.

For PHONE1:                          /s/ DARIO ECHEVERRY
                                     --------------------
                                         DARIO ECHEVERRY
                                         C-E-O

                                     CC:

                                     --------------------

                                     --------------------

For PROTEL                           PROTEL, INC.
                                     4150 Kidron Road
                                     Lakeland, Florida 33811
                                     Attention: PRESIDENT

                                     CC: Corporate Counsel
                                     PROTEL, INC.
                                     10 Indel Avenue / P.O. Box 157
                                     Rancocas, New Jersey 08073-0157

                            SECTION XVI. - INSURANCE

         PHONE1 at its sole cost and expense, shall maintain required Worker's Compensation coverage and no less than $500,000 in personal injury liability and $1,000,000 property damage insurance upon vehicles used in PHONE1. In addition, PHONE1 shall purchase and maintain during the term of this Agreement comprehensive general liability insurance, including product liability and completed operations coverage, with minimum combined single limit of $1,000,000 and naming PROTEL as additional insured. PHONE1 shall provide certificate of insurance to PROTEL evidencing such coverage.

                           SECTION XVII. - LIABILITY

         A. The parties hereby agree that they shall not be liable for any acts or omissions to act on the part of the other party, not shall they bind or attempt to bind or obligate the other party in any manner.

         B. The parties agree to save and hold each other harmless from any claim or demand based upon the acts of omissions in whole or in part of the other party. The parties hereby indemnify each other for any amount that the other party is required in its judgment or by verdict or in compromise to pay for such acts or omissions thereof, including costs of defense and reasonable attorneys' fees.

                          SECTION XVIII. - ASSIGNMENT

         PHONE1 may sell, transfer, assign or otherwise dispose of its rights and/or obligations under this Agreement with the express written consent of PROTEL. Such consent shall not be unreasonably withheld.

         PROTEL may sell, transfer, assign or otherwise dispose of its rights and/or obligations under this Agreement with the express written consent of PHONE1. Such consent shall not be unreasonably withheld.

                  SECTION XIX. - EQUAL EMPLOYMENT OPPORTUNITY

         PHONE1 agrees to abide by any and all applicable federal and/or state employment opportunity statutes, rules and regulations including without limitation, Title VII of the Civil Rights Act of 1964, the Equal Employment Opportunity Act of 1972, the Age Discrimination in Employment Act of 1967, the Equal Pay Act of 1963, the National Labor Relations Act, the Fair Labor Standards Act, the Rehabilitation Act of 1973, and the Occupational Safety and Health Act of 1970, all as may be from time to time modified or amended.

                           SECTION XX. - TERMINATION

         1. PROTEL

         A. PROTEL may terminate this Agreement upon the occurrence of any of the following events:

            1. Breach by PHONE1 of any material provision of this Agreement.

            2. Failure by PHONE1 to pay PROTEL invoices in accordance with the agreed upon terms.

            3. A change of ownership of PHONE1 of more than twenty percent (20%) of the total ownership of the company to a COMPETITOR of PROTEL, subject to the provisions of SECTION VII (OBLIGATIONS OF RESELLER) of this Agreement.

            4. Any unlawful acts of federal, state or local law by PHONE1 which are material to PHONE1's performance under this Agreement.

            5. Intentional misrepresentation of PROTEL's CUSTOM PRODUCTS by PHONE1.

            6. PHONE1 fails to meet any obligation listed under SECTION VII (OBLIGATIONS OF RESELLER) of this Agreement.

            7. Failure to maintain agreed upon insurance or failure to provide appropriate proof of such insurance to PROTEL.

         B. PROTEL shall notify PHONE1, in writing, of the specific breach of this Agreement as indicated by identified breach. PHONE1 shall have thirty (30) days to cure the breach and notify PROTEL of the cure. Absent PHONE1's cure and PROTEL's acceptance, this Agreement shall terminate on the thirty-first (31) day after notification. Should the same breach occur three times during any one twelve (12) month period, commencing on the Effective Date, the right to cure shall be forfeited and the termination shall become effective upon the third notification.

         C. Violation of the SECTION XI (CONFIDENTIAL INFORMATION) of this Agreement by PHONE1 shall allow PROTEL to terminate this Agreement immediately upon notice with no right to cure. For this purpose, PROTEL shall submit to PHONE1 clear and convincing evidence that PHONE1 has violated SECTION XI, and that such violation has materially impacted the business operations of PROTEL.

         D. If PHONE1 (i) commences any voluntary case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking adjustment, winding-up, liquidation, dissolution composition or other relief with respect to it or its debts, or (ii) there shall be commenced against PHONE1 any involuntary case, proceeding or other action of a nature referred to in clause (i) that (a) results in the entry or an order for relief or any such adjudication and (b) remains undismissed, undischarged or unbonded for a period of 60 days,then PROTEL at its sole option may terminate this Agreement. If in the event PHONE1 files for Chapter 11 for reorganization purposes, as long as PHONE1's account remains current, PROTEL, at its option, will ship any future orders on a Cash in Advance basis.

         E. Upon the termination or expiration of this Agreement, PHONE1 shall cease all use of the various trademarks, service marks and other word and design marks of PROTEL, other than (i) for CUSTOM PRODUCT previously sold, (ii) inventory on hand, (iii) inventory which PHONE1 has an obligation to purchase under the terms of this Agreement.

         F. Regardless of the reason for termination, termination of this Agreement extinguishes PHONE1's obligation to purchase any additional or future CUSTOM PRODUCT except for CUSTOM PRODUCT on order with PROTEL. In the event of termination, PROTEL shall have no right, except as stated in the preceding sentence, to compel PHONE1 to purchase any further, future or additional CUSTOM PRODUCT and shall have no right to damages resulting therefrom.

         G. Termination of this Agreement shall not relieve either Party from any obligation remaining to be performed under this Agreement.

         II. PHONE1

         A. PHONE1 may terminate this Agreement upon the occurrence of any of the following events:

            1. Breach by PROTEL of any material provisions of this Agreement.

            2. Failure by PROTEL to deliver CUSTOM PRODUCT in accordance with confirmed written delivery dates established by PROTEL.

            3. Intentional misrepresentation of PHONE1 and/or SERVICES by
               PROTEL.

            4. PROTEL fails to meet any obligations listed under SECTION VIII
               (OBLIGATIONS OF PROTEL) of this Agreement.

            5. PROTEL fails, without cause, to agree to enter into a SOURCE CODE
               AGREEMENT as defined in SECTION XXI of this Agreement.

         B. PHONE1 shall notify PROTEL, in writing, of the specific breach of this Agreement as indicated by identified breach. PROTEL shall have thirty (30) days to cure the breach and notify PHONE1 of the cure. Absent PROTEL's cure and PHONE1's acceptance, this Agreement shall terminate on the thirty-first (31) day after notification. Should the same breach occur three times during any one twelve (12) month perod, commencing on the Effective Date,the right to cure shall be forfeited and the termination shall become effective upon the third notification.

         C. Violation of the SECTION XI (CONFIDENTIAL INFORMATION) of this Agreement by PROTEL shall allow PHONE1 to terminate this Agreement immediately upon notice with no right to cure. For this purpose, PHONE1 shall submit to PROTEL clear and convincing evidence the PROTEL has violated SECTION XI, and that such violation has materially impacted the business operations of PHONE1.

         D. If PROTEL (i) commences any voluntary case, proceeding or other action under any law relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking adjustment, winding-up, liquidation, dissolution composition or other relief with respect to it or its debts, or (ii) there shall be commenced against PROTEL any involuntary case, proceeding or other action of a nature referred to in clause (i) that (a) results in the entry or an order for relief or any such adjudication and (b) remains undismissed, undischarged or unbonded for a period of 60 days,then PHONE1 at its sole option may terminate this Agreement.

                      SECTION XXI. - SOURCE CODE AGREEMENT

         No later than thirty (30) days from the effective date of this Agreement, PROTEL and PHONE1 agree to establish an ESCROW AGREEMENT with a third party trustee. PROTEL agrees to deliver all source code, software programs, and related documentation corresponding to CUSTOM PRODUCT to the established trustee. The terms and conditions of such escrow agreement are to provide for the transfer of such escrowed material to the provided to PHONE1 for the sole purpose of supporting CUSTOM PRODUCT obtained under this Agreement in the event that PROTEL is unable to, or does not, carry on business on a regular basis. The terms and conditions of such ESCROW AGREEMENT are subject to the prior review and approval by PHONE1 and PROTEL, which shall not be unreasonable withheld, and shall, upon PHONE1's and PROTEL's written acceptance, become part of this Agreement under EXHIBIT C, ESCROW AGREEMENT, PHONE1 agrees that any and all costs for establishing and maintaining the ESCROW AGREEMENT will be paid by PHONE1.

            SECTION XXII. - ADDITIONAL UNDERSTANDINGS OF THE PARTIES

         The Parties understand that while this Agreement is limited primarily to issues relating to CUSTOM PRODUCT and the exclusive sale and distribution of CUSTOM PRODUCT, the Parties nonetheless desire to enter into a close business relationship to promote one another's products and/or services. To this end, and within a reasonable time after the effective date of this Agreement, the Parties will hold good faith discussions on several strategic alliances, including but not limited to:

         A. Establishing a toll free 800/888 Technical Support Line. PROTEL will provide telephone support for PHONE1 customers through a 1-800/888 telephone number owned by PHONE1 and operated by PROTEL. PHONE1 will pay allcosts associated with establishing and operating the telephone support.

         B. The purchase of PROTEL payphones, payphone accessories, and replacement parts, including special discount trade-in packages on intelligent chassis technologies. PROTEL further agrees to extend the wholesale market pricing on all PROTEL products. The price, warranty, terms and conditions for such products are stated in EXHIBIT B of this Agreement.

         C. Joint research and development of technologies to further promote SERVICES.

         D. PROTEL's assisting PHONE1 in sales and marketing SERVICES.

                         SECTION XXIII. - FORCE MAJEURE

         PROTEL shall not be responsible to PHONE1 for PROTEL's failure to supply COSTOM PRODUCT if same is due to labor troubles, strikes, lockouts, fires, accidents, riots, acts of government or public enemy, acts of God or for any other cause beyond the control of PROTEL, including failure of a manufacture to deliver CUSTOM PRODUCT to PROTEL.

         PHONE1 shall not be responsible to PROTEL for PHONE1's non-performance of this Agreement if same is due to labor troubles, strikes, lockouts, fires, accidents, riots, act of government or public enemy, acts of God or for any other cause beyond the control of PHONE1. However, under no circumstances, PHONE1 shall not be relieved of any obligation to make payment of any balance due in a timely manner to PROTEL.

                            SECTION XXIV. - GENERAL

         A. If any provision of this Agreement shall be held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         B. This Agreement shall be binding upon the heirs, successors and permitted assigns of the parties.

         C. The headings used in this Agreement are included for convenience of the parties only and are not to be used in construing or interpreting this Agreement.

         D. This Agreement is governed by, and shall be construed in accordance with, the laws of the State of Florida, without regard to provisions relating to conflicts of law. THE PARTIES AGREE THAT JURISDICTION AND VENUE OF ANY LITIGATION ARISING FROM THIS AGREEMENT SHALL BE IN THE STATE OF FLORIDA.

         E. THIS AGREEMENT, TOGETHER WITH ANY OTHER APPLICABLE PROTEL AGREEMENTS REFERENCING THIS AGREEMENT THAT ARE DULY SIGNED BY THE PARTIES WILL BE THE COMPLETE AGREEMENT BETWEEN THE PARTIES, SUPERSEDING ALL PROPOSALS OR PRIOR AGREEMENTS, ORAL OR WRITTEN, AND ALL OTHER PRIOR COMMUNICATIONS BETWEEN THE PARTIES RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT.

IN WITNESS WHEREOF, this Agreement has been executed by the undersigned as of the day, month and year first above written.

AGREED:                                    AGREED:

PHONE1, INC.                               PROTEL, INC.

By DARIO ECHEVERRY                         By Regis B. Mellow
   ---------------                            ---------------

(Please print or type)                     (Please print or type)

By /s/ Dario Echeverry                     By /s/ Regis B. Mellow
   -------------------                        -------------------
        (Signature)                                 (Signature)

       C.E.O.                                      President
----------------------                     ----------------------

TITLE                                      TITLE

July 24th  2001                            7-24-01
----------------------                     ----------------------
      DATE                                       DATE

                                   EXHIBIT A

                             CUSTOM PRODUCT PRICING

EPROM PRODUCT and CUSTOM FLASH KEY:

Part No.                        Description                         Price

             EPROM PRODUCT for the 2000 Series Chassis             [ * ]
             EPROM PRODUCT for the 6000 Series Chassis             [ * ]
             EPROM PRODUCT for the 7000/B Series Chassis           [ * ]
             EPROM PRODUCT for the 8000/B Series Chassis           [ * ]
             CUSTOM FLASH KEY for 7000C Series Chassis             [ * ]
             CUSTOM FLASH KEY for 8000C Series Chassis             [ * ]
             CUSTOM FLASH KEY for 310 Series Chassis                  TBD


Initial Order Agreement:

20,000   PHONE1 EPROMs at $22.50 ea                               [ * ]
20,000   PHONE1 Handsets at $9.82 ea                              [ * ]

Total                                                             [ * ]

Special Phone1 Volume Pricing after Initial Order Agreement if fulfilled:

Qty 10,000   Phone1 EPROMs                                       [ * ]
Qty 5,000    Phone1 EPROMs                                       [ * ]

                                   EXHIBIT B

                             OTHER PRODUCT PRICING


CHASSIS:
--------
     Part No.                     Description                       Price

            7000C chassis including CUSTOM FLASHKEY               [ * ]
            8000C chassis including CUSTOM FLASHKEY               [ * ]

UPGRADE KITS FOR PROTEL PRODUCT:
--------------------------------
     Part No.                     Description                       Price

            200B chassis: 7000C chassis                           [ * ]
            BB+: 7000C chassis                                    [ * ]

UPGRADE KITS FOR COMPETITOR PRODUCTS:
-------------------------------------
     Part No.                     Description                       Price

Intellical Product:

            2002 Series: Includes a flash 7000 chassis,
            dual solenoid relay, and 25 Pin superdial.            [ * ]

            3003 Series: Includes a flash 7000 chassis,
            dual solenoid relay, and 25 Pin superdial.            [ * ]

            Astratel 1 Series: Includes a flash 7000 chassis,
            dual solenoid relay, and 25 Pin superdial.            [ * ]
            Astratel 2 Series: Includes a flash 7000 chassis,
            dual solenoid relay, and 25 Pin superdial.            [ * ]

Elcotel Product:

            Series 3 and Series 4: includes a flash 7000
            chassis and 25 Pin superdial.                         [ * ]
            Series 5: Includes a flash 7000 chassis and 25
            Pin superdial.                                        [ * ]

Ernest Product:

            D1 and D2: Includes a flash 7000 chassis, duel
            solenoid relay, and 25 Pin superdial.                 [ * ]

            D3: Includes a flash 7000 chassis, duel solenoid
            relay, 15 to  25 pin connector.                       [ * ]

-------------------------------------------------------
     Part No.                     Description                       Price

PRN00909GF  Customer Phone1 Logo Handset (Minimum order 50,000)     [ * ]
PRN00909GF  Customer Phone1 Logo Handset (Minimum order 20,000)     [ * ]

EXPRESS-300 ExpressNet management software with proper security
            available for all above configurations                  [ * ]

UPGRADES ARE AVAILABLE TO PHONE1 WITHW ORKING SMART BOARD
---------------------------------------------------------

7000C                                                             [ * ]
8000C                                                             [ * ]

                                        Prices subject to change without notice.

$50.00 minimun order required.
15% Restocking fee for any returned items.

                                   EXHIBIT C

                          SOURCE CODE ESCROW AGREEMENT

                                   EXHIBIT D

                                MARKET SEGMENTS

Phone1 may sell CUSTOM PRODUCTS to companies and other entities in the following MARKET SEGMENTS.

         [ * ]

If an opportunity arises with an RBOC or LEC, PHONE1 shall involve PROTEL in the marketing efforts to distribute the CUSTOM PRODUCT to such potential customers.

                                   EXHIBIT E

                        TRADE NAME/TRADEMARK GUIDELINES

Phone1 is to follow these guidelines when displaying any PROTEL PRODUCTS, PROTEL trade names, or PROTEL trademarks.

         PROTEL(registermark) TRADENAMES, TRADEMARKS AND WRITING STYLE

Here is an overview of Protel's tradenames and registered trademarks, and usage guidelines.

Use the tradename or trademark as an adjective the first time it is written, for example, Sentinel(registermark) payphones. Thereafter, use as a noun in a stylized manner, such as italics, bold or all capitalized, with the TM or registermark symbol. Then at the end of the document, one must write the credit, for example, Sentinel(registermark) is a registered trademark of Protel,(registermark) Inc. Here are examples of correct usage of various trademarks:

o 900 Series Credit Express(registermark)/Courtesy Plus(trademark) desktop smartphones
o  Ascension(registermark) payphones
o  Courtesy Plus(trademark) wallmount smartphone
o  ExpressNet(registermark) software
o  ExpressNet III(registermark) software
o  Inducto(registermark)
o  Inductotherm(registermark) Industries
o  Model 8000B
o  Panorama(trademark) Payphone Management System
o  Protel,(registermark) Inc.
o  Protel(registermark) payphone parts and accessories
o  Sentinel(registermark) smartphone
o  Smart Credit(trademark) Automatic Trouble Operator
o  TEC-20(trademark) payphone tester

ADHERENCE TO GUIDELINES
-----------------------

Protel requires that the above guidelines be adhered to in order to protect our tradenames and registered trademarks. Thank you in advance for your cooperation.

Distribution: External    (copyright)Copyright 1999-2000 Protel,(trademark) Inc.
All rights reserved.

                                   EXHIBIT F

                                    WARRANTY

Phone1 Custom EPROMS                                     1 Year

Phone1 Custom FLASH KEYS                                 1 Year

Phone1 Custom Handsets                                   1 Year


Sentinel 7000 Smart Chassis                              2 Year

Model 8000 Smart Chassis                                 2 Year

Ascension Basic Complete Phone                           2 Year

Ascension Full Featured Complete Phone                   2 Year

                                   EXHIBIT G

             NON-EXCLUSIVE COMPUTER and PRODUCT LISCENSE AGREEMENT

Not Applicable

                                   EXHIBIT H

                          TECHNICAL SUPPORT AGREEMENT

Phone1 Technical Support Center:

                                                       $ TBD
                                                       -----